MANAGEMENT’S ASSERTION OF COMPLIANCE

Management of the Agency and Trust division of Citibank, N.A. (or “Company”) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the servicing criteria set forth in Item 1122(d) of Regulation AB are applicable in regard to the servicing platform as of and for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) and certain privately-issued (i.e., for which transaction-level reporting is required pursuant to contractual obligation) commercial mortgage-backed securities issued on or after January 1, 2011, as listed in Appendix A, for which the Company provides the following servicing functions (the “Platform”):

•         paying agent, certificate administration and trustee; or

•         certificate administration and paying agent

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by Item 1122(d) servicing criteria in regards to the activities performed by the Company with respect to the Platform as to any transaction, except for the following servicing criteria: 1122(d)(1)(iii), 1122(d)(4)(i)-1122(d)(4)(ii) and 1122(d)(4)(iv)-1122(d)(4)(xv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the “Applicable Servicing Criteria”). Servicing criterion 1122(d)(1)(v) is applicable only to the activities the Company performs related to the mathematically accurate aggregation of information received from servicers and the accurate conveyance of such information within reports to investors. Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company’s obligation to report additions, removals or substitutions on reports to investors in accordance with the transaction agreements. With respect to servicing criteria 1122(d)(2)(iii) and 1122(d)(4)(iii), there were no activities performed during the twelve months ended December 31, 2025 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.

Period: Twelve months ended December 31, 2025 (the “Period”).

With respect to the Platform as of and for the Period, the Company’s management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

The Company’s management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

The Company’s management has assessed compliance with the Applicable Servicing Criteria. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, the Company has complied, in all material respects, with the Applicable Servicing Criteria.The Company has amended its Management’s Assertion of Compliance previously issued and dated February 27, 2026, to include a previously omitted transaction in its Platform as noted in Appendix A. This assertion of compliance supersedes Management’s Assertion of Compliance previously issued and dated February 27, 2026; and

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

CITIBANK, N.A.

By: /s/ James Maitland

Its: Managing Director

Dated: March 20, 2026

Appendix A

Mortgage-backed Transactions and Securities Constituting the Platform

DEAL NAME

CCMT16GC37

CGCMT 2020-420K

BMARK 2018-B3

CGCMT 2020-555

CGCMT 2019-GC43

CCMT16P6

CF 2019-CF1 Mortgage Trust

CGCMT 2015-GC35

CGCMT 2015-P1

BMARK 2019-B9

NYC 2021-909

BXCMT 2020-VIVA

CGCMT 2016-P5

BMARK 2020-B19

CGCMT 2020-GC46

CGCMT 2015-GC33

CGCMT 2016-P3

CGCMT 2018-B2

GSMST-2011GC5

CGCMT 2017-C4

CF 2019-CF2 Mortgage Trust

CGCMT 2019-GC41

BMO 2024-C10

Benchmark 2021-B31

CGCMT 2018-C5

BMARK 2019-B12

CD 2017-CD5 Mortgage Trust

MAD 2019-650M

BMARK 2021-B23

CGCMT 2017-B1

BMARK 2021-B27

BMO 2024-C8

CGCMT 2013-GC17

CGCMT 2018-C6

BMARK 2018-B6

BMARK 2019-B15

CFK Trust 2020-MF2

BMARK 2024-V10

CGCMT 2015-GC31

CGCMT 2014-GC25

CCMT 2015-GC27

CGCMT 2014-GC23

CGCMT 2012-GC8

CGCMT 2013-GCJ11

MSBAM Trust Series 2014-C17

CGCMT 2017-P7

CGCMT 2016-C3

CCMT16C2

CGCMT 2015-GC29

CGCMT 2017-P8

CCMT16P4

CGCMT 2019-C7

CGCMT 2013-GC15

225 Liberty Street 2016-225L

CGCMT 2016-C1

CGCMT 2013-375P

CFCRE 2011-C2

BMO 2025-C13

BMARK 2025-V13

BMO 2025-C12

BMARK 2025-V16

BMARK 2025-V19

BMO 2025-5C10

NY 2025-299P